MEMBERSHIP INTEREST PURCHASE AGREEMENT

between

PAYWALL, INC.

and

KSIX MEDIA, INC.

MEMBERSHIP INTERST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of December 18, 2014, is entered into between PayWall, Inc, a Nevada corporation (hereafter called "Seller") and KSix Media, Inc., a Nevada corporation (hereafter referred to as "KSM"). Seller and KSM are collectively referred to herein as the "Parties".

WHEREAS, Seller owns all of the outstanding membership interest of KSix LLC, a Nevada limited liability company and Blvd Media Group LLC, a Nevada limited liability company (hereafter collectively referred to herein as the "Targets"), both of which are operating subsidiaries of Seller;

WHEREAS, Carter Matzinger and Bart P. Mackay have been principally involved in the management and operation of Seller and Targets and are familiar with their respective businesses; and

WHEREAS, Seller wishes to sell all of its membership interest in the Targets to KSM and KSM desires to purchase said membership interests from Seller for payment of the consideration set forth hereafter and in accordance with the terms and conditions set forth in this Acquisition Agreement; and

WHEREAS, the Parties have concluded negotiations on the foregoing terms and conditions and now desire to formalize their agreement by virtue of this writing.

NOW THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Purchase Transactions; Purchase Price.

1.1 Purchase Transactions. KSM hereby purchases from Seller, and Seller hereby sells to KSM all of Seller's membership interest, both beneficial and of record in the Targets (collectively, the "Membership Interests"). The Parties hereto acknowledge and agree that the acquisition herein includes all of the Purchased Assets (as defined hereafter) of Targets, both tangible and intangible, including but not limited to the assets identified in Schedule 'A' to this Agreement, other than the Excluded Assets (as defined hereafter). The purchase and sale transaction herein shall be effective as of the Closing Date set forth hereafter.

As used herein, the term "Purchased Assets" shall be mean (including all copies and embodiments of the described assets wherever located) all of Target's right, title and interest in, to and under the following assets exclusively related to the respective businesses of the Targets, other than the Excluded Assets: All intellectual property, propriety rights and trade secrets, proprietary data and information, confidential information; all technology including but not limited to all computer code, source and object code, and applications, designs, drawings, algorithms and work in progress related thereto; patents, inventions and patentable works, in whatever stage of completion and whether or not an application therefore has been file with any governmental authority; all copies and tangible embodiments of the foregoing (in whatever form or medium); all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names and domain names (including, without limitation, the names "KSix and Blvd Media" and any derivation thereof, and all registrations and applications for registration thereof, together with all goodwill associated

therewith); copyrights and works of authorship associated therewith and all registrations and applications for registration thereof; all rights, whether now existing or hereafter arising, associated income, royalties, damages and payments due from or payable by any third party (including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof), all other associated rights (including, without limitation, the right to sue and recover for past, present, or future infringements or misappropriations thereof), and any and all corresponding rights that, now or hereafter, may be secured throughout the world related to the foregoing assets (the "Target Intellectual Property"); all data and records pertaining thereto related to Targets' businesses or the assets; copies of books, financial and other corporate records to the extent related to Targets' businesses; all historical records, images, commercials, advertisements, brochures and similar items; and all other assets used or owned by Targets.

Notwithstanding anything to the contrary contained in this Agreement or the Other Transaction Documents, KSM expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties to KSM, and all such other assets and properties shall be excluded from the from the Purchased Assets (the "Excluded Assets"). Excluded Assets include the following assets and properties of Targets: (a) any Target Intellectual Property to the extent that such intellectual property is also being used in or may in the future be used in the businesses of Seller (the "Excluded Intellectual Property"); and (b) the asset set forth on Schedule 'B' attached hereto and incorporated herein by reference. The Excluded Intellectual Property shall be solely owned by Seller; *provided, however*, that, at the Closing Date, Seller hereby grants to KSM, without the need for any additional consideration, a royalty-free, fully-paid, irrevocable and non-exclusive license to use the Excluded Intellectual Property in the businesses of the Targets. Notwithstanding the foregoing, the Parties acknowledge and agree that all enhancements to, improvements or derivatives of the Excluded Intellectual Property created, designed, or developed by (x) KSM after the Closing Date including but not limited to all computer code, source and object code, and applications, designs, drawings, algorithms and work in progress related thereto and associated patent and other rights associated therewith, if any (the "KSM Derivative Works") shall be owned exclusively by KSM and all rights to, title and interest in said KSM Derivative Works shall be the sole and exclusive property of KSM, and (y) Seller after the Closing Date including but not limited to all computer code, source and object code, and applications, designs, drawings, algorithms and work in progress related thereto and associated patent and other rights associated therewith, if any (the "Seller Derivative Works") shall be owned exclusively by Seller and all rights to, title and interest in said Seller Derivative Works shall be the sole and exclusive property of Seller.

The Parties expressly acknowledge and agree that KSM is acquiring the cash or cash deposits held by Targets in financial institutions, accounts receivable and other rights to payment existing as of the Closing Date. KSM shall assume and agree to pay, perform and discharge when due any and all debts, liabilities and obligations of Targets arising out of or relating to the businesses of Targets or the Purchased Assets on or after the Closing Date (the "Assumed Liabilities"), including, without limitation, the following: all (a) trade accounts payable of Targets to third parties in connection with the businesses that remain unpaid as of the Closing Date; (b) all liabilities and obligations arising under or relating to contracts with third parties, including, without limitation, that certain Factoring and Security Agreement with Business Finance Corporation dated December 12, 2011, as amended, (c) all liabilities and obligations of Targets relating to employee benefits, compensation or other arrangements with respect to their employees on or after the Closing Date; and (d) all liabilities and obligations for (i) taxes relating to the businesses of Targets, the Purchased Assets or the Assumed Liabilities for any taxable period ending on or after the

Closing Date; and (ii) transfer, sales, use and other such taxes and fees incurred in connection with this Agreement and the Other Transaction Documents. For the avoidance of doubt, except where expressly agreed to in this Agreement, KSM is not assuming in any way any of the existing debt, liabilities or obligations of PayWall.

1.2 Purchase Price. The Purchase Price for the Membership Interests shall be One Million Dollars ($1,000,000) (the "Purchase Price") payable as follows:

(a) Fifteen thousand dollars (US$15,000) by wire transfer of immediately available funds on the execution of this Agreement;

(b) Thirty-five thousand dollars (US$35,000) by wire transfer of immediately available funds at Closing;

(c) A secured promissory note (the "KSM Promissory Note") in the principal amount of nine-hundred fifty thousand dollars (US$950,000) ("Purchase Price Balance") made by KSM for the benefit of Seller in a form agreed to by Seller and KSM. The KSM Promissory Note will be paid over a period of twenty-four (24) months, with monthly minimum payments of twenty thousand dollars (US$20,000) each and a final lump-sum payment of four hundred seventy thousand dollars ($470,000). One-half ($10,000) of each monthly payment will be paid on or before the first day of each calendar month and the second one-half on or before the 15th day of each calendar month. The final lump-sum payment will be due and payable in full on the last day of the twenty-fourth (24th) month after the Closing Date. Monthly payments shall commence on the fifteenth (15th) day of January, 2015. In the event the due date for a payment falls on a federal/state/banking holiday, or a weekend, said payment shall be paid on the next business day after the due date. No interest shall accrue on the outstanding Purchase Balance, provided that (i) a late fee equal to 3.75% of the delinquent payment amount shall be assessed in the event a payment is not made within three (3) days of its due date; and (ii) the Promissory Note shall be subject to a default interest rate of eight percent (8%) per annum. KSM's performance of its obligations under the Promissory Note shall be secured by a security interest in the collateral specified in a pledge agreement, dated as of the date hereof, between KSM and Seller (the "Pledge Agreement").

(d) In the event KSM pays Seller principal under the Note in the aggregate amount of eight hundred thousand dollars (US$800,000) on or before December 31, 2016, the Purchase Price Balance set forth above will be deemed paid in full and KSM shall have no further payment obligations to Seller under the Promissory Note.

(e) In addition to the Purchase Price, on or before the Closing Date, KSM shall cause good title (free and clear of any and all liens or encumbrances) in and to all shares of equity stock in Seller beneficially owned, directly or indirectly, by Carter M. Matzinger, Bart P. Mackay (1,000,000 shares of common stock) and James E. Trevino (1,000,000 shares of common stock) (collectively the "PayWall Shares") to be transferred and returned to Seller for cancellation by Seller in a manner acceptable to Seller. KSM or its members hereby undertakes all obligations required to accomplish the foregoing. Said shares of common stock shall be presented to Seller at Closing.

(f) Immediately following the Closing, Seller will remove from the offices of Targets all Excluded Assets and other equipment, records or other assets of Seller located thereon. KSM and Seller will cooperate in good faith to ensure an accurate and complete separation and accounting of said assets. KSM acknowledges and consents to the liens on all of the assets of the Targets in favor of Business Finance Corporation.

(g) KSM will take over all servers that currently maintain both KSM and Seller websites. KSM agrees to keep and maintain all of Seller's websites and related information on such servers and to provide open access to Seller for at least 45 days after the Closing Date. KSM shall cooperate with Seller to allow Seller to transfer such websites and related information to new servers. Once Seller's websites and related information are relocated, Seller shall provide written notice to KSM and thereafter no further access to KSM's servers shall be provided to Seller.

1.3 Employee Matters. For the avoidance of doubt, the Parties agree and acknowledge that KSM intends to but is not required to employ any employee or other personnel of Targets. All employment decisions will be at the sole discretion of KSM and any liabilities associated with the termination of employees of Targets shall be the sole responsibility of KSM and Targets.

1.4 Release of Security Interest. As of the Closing Date, Seller shall release Seller's security interest in the assets and business of Targets, and shall execute and file such documents with the State of Nevada as may be required to consummate the release of such interest.

1.5 Release of Claims. At Closing, in consideration of the covenants, agreements and undertakings of the Parties under this Agreement, each of Seller and KSM, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, managers, shareholders, members, successors and assigns (collectively, "Releasors") hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, managers, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, "Releasees") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, "Claims"), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to the Seller, Targets and the employment of and services provided by Carter Matzinger, Bart P. Mackay and James E. Trevino in any capacity whatsoever including, without limitation, as an employee, contractor, stockholder, member, officer, director or manager of Seller or Targets, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement (including the indemnification obligations under this Agreement) and the Other Transaction Documents. Without limitation to the generality of foregoing, for the purposes of this section, (a) any reference to Releasors or Releasees as it relates to (a) KSM shall include, without limitation, KSM, Targets, Carter Matzinger, Bart P. Mackay and

James E. Trevino, and (b) Seller shall include, without limitation, Seller, M. David King, Edwin Winfield, 360 Digital LLC and EWM Investments.

1.6 Closing Costs. All parties to this Agreement shall each pay their own costs and attorney fees incurred in the transactions contemplated by this Agreement.

2. Representations and Warranties of Seller. Seller represents and warrants to KSM that, as of the date hereof and as of the Closing Date:

2.1 Authorization; Good Standing. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and is the sole member and owner, beneficially and of record, of all of the membership interests in Targets. All corporate actions on the part of Seller and its directors necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which effect the enforcement of creditors' rights generally and equitable principles.

2.2 No Conflict. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of Seller's articles of incorporation or bylaws or similar organizational documents, (b) conflict with any existing provision of applicable law or any existing order, rule, regulation, judgment, or decree of any court, arbitrator or agency of government, (c) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which Seller is a party, or by which Seller, Targets or any of the assets of Targets may be bound, except for such default, if any, (or right of termination, cancellation or acceleration) which will be cured by satisfaction of the underlying obligations on or before the Closing Date, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, Targets or any of the Targets' assets.

2.3 Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transaction contemplated by the Agreement and no consent, approval or authorization of any party to any agreement or other instrument to which Seller is a party is required for the execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement.

2.4 Compliance with Laws. To the actual knowledge of M. David King, Seller and Targets have complied, in all material respects, with the terms and provisions of all agreements to which they, or any one of them is a party, as well as all laws, rules, regulations and orders to which they may be subject.

2.5 No Litigation. To the actual knowledge of M. David King, Seller is not involved in any pending litigation, which would materially adversely affect Targets or KSM's unfettered and unencumbered ownership and control thereof, subject to the terms of the Pledge Agreement.

2.6 Environmental Matters. As of the date of this Agreement, to actual knowledge of M. David King, Seller and Targets are currently in material compliance with all environmental laws relating to the assets.

2.7 Intellectual Property.

(a) to the actual knowledge of M. David King, Seller and Targets have taken all reasonable measures to maintain and protect each item of Target Intellectual Property owned or used by Targets in their respective business operations. Except as set forth herein, M. David King has no knowledge of any information that would preclude Targets from having clear title to the Target Intellectual Property or affecting the patentability, registration or enforceability of any of the Target Intellectual Property, subject to the terms of this Agreement.

(b) To the actual knowledge of M. David King, the operation of the businesses of Targets as currently conducted and the use of the Target Intellectual Property in the operation of the business has not infringed upon, misappropriated, or otherwise violated any intellectual property rights of third parties, and to the actual knowledge of M. David King, Targets have never received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation (including any claim that Seller or Targets must refrain from using any Intellectual Property of any third party in the operation of the business of Targets). To the actual knowledge of M. David King, no third party has infringed upon or misappropriated any Target Intellectual Property owned or used by Targets in their respective business operations. To the actual knowledge of M. David King, neither of the Targets is subject to any order, judgment or other judicial decree limiting Targets' right to use of said Target Intellectual Property.

(c) To the actual knowledge of M. David King, Targets are in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements (including 3rd party software licenses) associated with the technology and Target Intellectual Property used in the business operations of each Target, respectively. M. David King has no actual knowledge of any claim, threatened claim or the existence of any facts indicating that Seller or any other party thereto has breached any material terms or conditions of such licenses, sublicenses, or other agreements.

2.8 The Membership Interests being transferred to KSM hereunder do not presently trade on any stock exchange, inter-dealer quotation system, or other public stock market of any kind, and Seller has never undertaken to list or trade the Membership Interests on any such market, nor made any offers or sales of its securities under Federal or State securities laws.

2.9 Seller has good and marketable title to all of the Membership Interests, which Seller is transferring and exchanging hereunder, free and clear of any and all liens or encumbrances.

2.10 Except for the representations and warranties contained in this Section 2, neither Seller nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or

completeness of any information regarding the Targets, the Membership Interests and the Purchased Assets furnished or made available to KSM and its representatives in other form or as to the future revenue, profitability or success of the businesses of Targets, or any representation or warranty arising from statute or otherwise in law.

3. Representations and Warranties of KSM. KSM represents and warrants to Seller that, as of the date hereof and as of the Closing Date:

3.1 KSM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the authority to carry on its business as now being conducted.

3.2 KSM has all of the power and authority necessary to execute, deliver and perform its obligations under this Agreement.

3.3 The execution, delivery and performance of this Agreement and the Other Transaction Documents have been duly authorized by KSM and this Agreement and the Other Transaction Documents constitutes a valid and binding obligation of KSM enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights and by general principles of equity. The execution, delivery and performance by KSM of this Agreement and the Other Transaction Documents, the payment of funds due hereunder, the pledge of the collateral thereunder, and the consummation of the other transactions contemplated by this Agreement and the Other Transaction Documents to be performed by the company do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made.

3.4 Neither the execution or delivery of this Agreement or the Other Transaction Documents, nor the performance, observance or compliance with the terms and provisions of this Agreement or the Other Transaction Documents, will (a) violate any provision of law, rule or regulation, any order of any court or other governmental agency, the Articles of Organization or operating agreement of KSM; (b) conflict with any existing provision of applicable law or any existing order, rule, regulation, judgment, or decree of any court, arbitrator or agency of government, (c) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which KSM is a party, or by which KSM or any of the assets of KSM may be bound, except for such default, if any, (or right of termination, cancellation or acceleration) which will be cured by satisfaction of the underlying obligations on or before the Closing Date, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to KSM.

3.5 KSM has had access to and has thoroughly reviewed all documents and instruments, including but not limited to the Articles of Organization and other governing documents of the Targets, as amended, has been able to obtain such information, and has had the opportunity to ask all questions of and receive answers from Seller regarding the business and financial condition of Targets which KSM deems necessary or relevant to the transaction contemplated herein. KSM has utilized such opportunity to the extent deemed necessary by it to allow it to make a fully informed decision with respect to the transaction.

3.6 No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution and delivery by KSM of this Agreement or the Other Transaction Documents or the consummation by KSM of the transactions contemplated by hereby or thereby and no consent, approval or authorization of any party to any agreement or other instrument to which KSM is a party is required for the execution, delivery and performance of this Agreement or the Other Transaction Documents by KSM, and the consummation of the transactions contemplated by hereby or thereby.

3.7 Good and marketable title to all of the PayWall Shares have been transferred to Seller in compliance with all laws, free and clear of any and all liens and encumbrances. To the actual knowledge of Carter Matzinger arising out of his service and capacity as an officer of Seller and Targets, after giving effect to the transfer and return of the PayWall Shares to Seller as contemplated herein, M. David King, Edwin F. Winfield and EWM Investments shall own 100% of the outstanding equity shares in Seller.

3.8 Principals of KSM have been principally involved in the management and operation of Seller and Targets. As such, KSM is familiar with and has conducted its own independent investigation, review and analysis of the businesses of Targets and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Targets for such purpose. To the actual knowledge of Carter Matzinger arising out of his service and capacity as an officer of Seller and Targets, KSM has no reason to believe that any of the representations and warranties made by Seller in Section 2 are untrue or contrary to known facts. KSM acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Section 2 of this Agreement; and (b) KSM is buying the Purchased Assets "as-is" without any representation or warranty as to the businesses of Target and the Purchased Assets, except as expressly set forth in Section 2 of this Agreement.

4. Conditions to the Obligations of Seller. The obligation of Seller to consummate the acquisition transaction contemplated herein is subject to the satisfaction (or waiver by Seller) of the following conditions as of the Closing Date.

4.1 the representations and warranties made by KSM shall be accurate in all material respects as of the date hereof and as of the Closing Date

4.2 KSM shall have performed or complied with in all respects its agreements and covenants required to be performed and complied with on or prior to the Closing Date;

4.3 At the Closing, KSM shall have delivered to Seller that portion of the Purchase Price described in Section 1.2(a) together with the PayWall Shares and all of the Closing deliveries listed in Section 7 of this Agreement.

4.4 KSM shall deliver to Seller written resignations, effective as of the Closing Date, of Carter Matzinger and Bart P. Mackay (and such other persons as may be requested by Seller prior to the Closing Date) from all of their positions with Seller, including, without limitation, as follows: (a) Carter Matzinger as President and Treasurer, and (b) Bart P. Mackay as Secretary.

5. Conditions to the Obligations of KSM. The obligations of KSM to consummate acquisition transaction described in this Agreement is subject to the satisfaction (or waiver by KSM) of the following conditions between the date of execution of this Agreement and the Closing Date:

5.1 the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

5.2 Seller shall have performed or complied with in all respects their agreements and covenants required to be performed or complied by Seller under this Agreement as of or prior to the Closing;

5.3 there shall not have occurred any condition or fact in connection with Seller which has, or which would reasonably be expected to have, a material adverse effect on Targets' business or financial condition. Rather, Targets will continue to be operated in the normal course of their respective businesses and Targets will not incur any debt other than payables incurred in the ordinary course of business;

5.4 no legal proceeding shall be pending or threatened against Seller or Targets wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a material adverse effect on Targets' businesses and/or the financial condition of Targets, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

5.5 At the Closing, Seller shall have delivered to KSM all of the Closing deliveries listed in Section 7 of this Agreement.

6. Closing Date. The Closing (the "Closing") shall take place on December 23, 2014 at Seller's offices in Las Vegas, Nevada, or at such other time and place as the parties hereto shall mutually agree (the "Closing Date").

7. Actions at Closing.

7.1 Deliveries of KSM. At Closing, KSM shall cause the KSM to deliver the following to Seller:

(a) An executed original of this Agreement;

(b) An executed original of the Promissory Note;

(c) An executed original of the Pledge Agreement (together with the "Other Transaction Documents");

(b) a certificate reasonably acceptable to Seller, executed by the Manager of KSM authorizing the execution, delivery and performance of this Agreement and the related agreements, documents and instruments referred to herein and the respective transactions contemplated hereby and thereby; and

(d) certificates and assignments in a form acceptable to Seller duly executed by Carter Matzinger, Bart P. Mackay and James E. Trevino representing transfer of the PayWall Shares to Seller.

7.2 Deliveries By Seller. At the Closing, Seller shall execute and deliver to, or cause to be executed and delivered to, KSM the following:

(a) An executed original of this Agreement and the Pledge Agreement;

(b) Duly executed assignment documents and other instruments of transfer which are reasonably requested by KSM to vest title to the Membership Interests in KSM; and

(c) A certificate reasonably acceptable to KSM, dated the Closing Date, executed by the Secretary of the Seller certifying the adoption of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the related agreements, documents and instruments referred to herein and the respective transactions contemplated hereby each as amended through the Closing.

8. Brokerage Fee. Each party hereto represents that no brokers have been employed in this transaction.

9. Indemnification.

9.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

9.2 Indemnification by Seller. Subject to the other terms and conditions of this Section 9, Seller shall indemnify KSM against, and shall hold KSM harmless from and against, any and all Losses incurred or sustained by, or imposed upon, KSM based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; and (c) the businesses of Seller on, before or after the Closing Date. For purposes of this Agreement, "Losses" means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees.

9.3 Indemnification by KSM. Subject to the other terms and conditions of this Section 9, KSM shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of KSM contained in this

Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by KSM pursuant to this Agreement; and (c) the businesses of Target on, before or after the Closing Date.

10. Miscellaneous.

10.1 Waivers; Strict Construction. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

10.2 Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

10.3 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument. Furthermore, a facsimile signature shall be deemed valid and acceptable as if it were an original signature for purposes of determining the acceptance of this Agreement by the respective Parties.

10.4 Construction. Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

10.5 Severability. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed ineffective and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

10.6 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Nevada or federal, the party having the privilege or duty will have until 5:00 p.m. Pacific Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

10.7 Interpretation. No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

10.8 Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the laws of the State of Nevada.

10.9 Attorneys' Fees. In the event a lawsuit is brought by any party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal

fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Nevada law.

10.10 Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other.

10.11 Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail to the addresses listed on the records of each of the Parties hereto.

10.12 Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

10.13 Dispute Resolution. In the event of any dispute arising out of or in connection with this Agreement, the Parties shall first attempt to resolve such matter within fifteen (15) business days following the date a written notice of the dispute is made by any Party. If the Parties are unable to resolve the dispute within the foregoing time period, the matter shall be mediated (the "Mediation") within thirty (30) business days from the date a written request for mediation is made by any Party. The Mediation shall take place in the State of Nevada and shall be in English. The Mediation shall be conducted before a single mediator to be agreed upon by the Parties. If the Parties cannot agree on the mediator, each Party shall select a mediator and such mediators shall together unanimously select a neutral mediator who will conduct the Mediation. Each Party shall bear the fees and expenses of its mediator and all the Parties shall equally bear the fees and expenses of the final mediator. The decision of the mediator shall be non-binding, unless the parties mutually agree that such decision shall be final and binding. If the dispute has not been resolved through the Mediation, such matter shall be submitted to the JAMS and shall be finally settled under the Rules of Arbitration of JAMS by one or more arbitrators appointed in accordance with the said rules. The arbitration shall take place in the State of Nevada.

10.14 Entire Agreement. This Agreement, together with all schedules and exhibits hereto sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement as of the date and year set forth below.

PayWall, Inc.

By: M. David King
Its: Authorized Signatory

KSM Media, Inc.

By: Carter Matzinger
Its: President

ACKNOWLEDGED AND APPROVED:

Ernest W. Moody Revocable Trust
~~EWM Investments~~

By: ~~David Keys~~ Ernest W. Moody
Its: ~~Authorize Representative~~ Trustee

360 Ditigal LLC

By: Edwin Winfield
Its: Manager

IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement as of the date and year set forth below.

PayWall, Inc.

By: M. David King
Its: Authorized Signatory

KSM Media, Inc.

By: Carter Matzinger
Its: President

ACKNOWLEDGED AND APPROVED:

EWM Investments

By: David Keys
Its: Authorize Representative

360 Ditigal LLC

By: Edwin Winfield
Its: Manager

Schedule 'A'

List of Assets

1. Domain names:
    - Ksixnetwork.com
    - Therewardtool.com
    - Ksix.com
    - Blvd-media.co
    - Healthydiet.co
    - Safe-weightloss.net
    - Skin-tips.net
    - Slimdiet.co
    - Blvdmediagroup.com
    - Blvd-media.biz
    - Blvd-media.com
    - Blvd-media.info
    - Blvd-media.mobi
    - Blvd-media.net
    - Blvd-media.org
    - Promooffersnow.com
    - Theaccesstool.com
    - Tokenraffle.com
    - Blvdmedia.com
    - Simplerecipes.club
    - Coupondeals.co
2. Web sites/technology
    - Blvd-media.com
    - Theaccesstool.com
    - Simplerecipes.club
    - Coupondeals.co
    - Ksix.com
3. Computers and equipment:
    - 8 Laptops used by employees or agents of Targets
    - 9 monitors used by employees or agents of Targets
    - Phones and telephone system located at the principal offices of Targets.
4. Office improvements:
    - All Cubicles and leasehold improvements, desks and chairs occupied or used by Targets and employees thereof located at the principal offices of Targets, if any.
5. Contracts:
    - All client, customer, affiliate and other contracts associated with Targets and their businesses, and all rights thereto, regardless of whether the signatory to those contracts is Targets or Seller.

Schedule 'B'

Excluded Assets

1. 2 mounting units
    1.1. One Attached to Cube with Accessories
    1.2. One in a box
2. Domains related to PayWall
    2.1. Paywall.com
    2.2. Paywall.net
    2.3. Paywall.co
    2.4. Paywall.biz
    2.5. Paywall.mobi
    2.6. Paywall.xxx
3. Amanda Latona (It is agreed that KSIX will have a service agreement for monetizing the site)
    3.1. Website
    3.2. Account
    3.3. Videos
4. 1 Mac Mini
5. 1 Apple Airport Time Capsule
6. 1 iMac
7. Apple Boxes
8. Monitor Mounting Pedestals
9. 9 monitors (Apple)
    9.1. Guest
    9.2. Jaci (x2)
    9.3. Chris (x3)
    9.4. Martin (x2)
10. Martin's desk
11. Glass Board
12. HP All-in-One
13. PayWall Art (Picture)
14. All Paywall Files and Records
15. All Equipment in RI, and MA
16. PayWall E-Mail accounts, PayWall Cloud Files
17. 45 days to separate servers